Exhibit 10.9

PRIVATE & CONFIDENTIAL	Maybank Singapore Limited
Our Ref: CDU/ JL/21VISTPT	(UEN:20180419SC)
J.Sultan Business Centre
200Jalan Sultan, #01-02
5 January 2022	Textile Centre, Singapore199018
Tel;+65 6293 8982
Fax: +65 62921463
www.maybank2u.com.sg

Vistek Pte Ltd

39 Woodlands Close

#08-11 Mega@Woodlands

Singapore 737856

Dear Sirs and Madams

BANKING FACILITIES

We refer to our Letter of Offer dated 15 December 2020, as supplemented, modified or amended\ to date.

Subsequent to the review of your Facilities, we wish to inform you that clauses 3 and 7 of the above-mentioned Letter of Offer shall be revised as follows:

3.	Interest Rate

Any Interest Rate(s) stated in this Letter of Offer (including any applicable margin, spread, commission, bank and other charges and costs) (“Applicable Rate”) may, at our absolute discretion from time to time and at any time, be varied, increased, adjusted, substituted or replaced (including a substitution or replacement of the Applicable Rate with such other rate as we may, at our absolute discretion, determine) and we will notify you of the effective date of the revision.

Without prejudice to the generality of the foregoing, if we determine that any Applicable Rate (including where any available tenor thereof is no longer representative) has or may cease to be published or provided or is or may be unavailable (temporarily, indefinitely or permanently), not appropriate or discontinued at any time, for any reason whatsoever, for the purpose of calculating the interest for any Facility, or the calculation methodology for the Applicable Rate has changed, we may, at our absolute discretion at any time, vary, substitute or replace (including varying, substituting or replacing the applicable rate, margin, calculation methodology or implementing any technical, administrative or operational changes relating thereto) such Applicable Rate (the “Revised Rate”) after giving due consideration to: (i) any designation, nomination or recommendation by a relevant nominating body; and (ii) generally accepted market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the administration of such Revised Rate exists, in such other manner of administration as we decide is reasonably necessary in connection with the administration of this Letter of Offer and all other documents applicable to the Facilities).

Following the determination of such Revised Rate(s), we will notify you of the effective date of application of such Revised Rate(s) together with such applicable margin, spread, commission, bank and other charges and costs applicable and, where appropriate, such other information (including details of any consequential modification, variation or amendment to this Letter of Offer) as we, in our absolute discretion, deem appropriate.

Without prejudice to the generality of this clause, in the event of a market disruption, where the applicable Interest Rate (or any component thereof) for a Facility is determined by us to be no longer representative of our effective cost of funding of that Facility, we shall be entitled to review and certify a substitute Interest Rate which shall take effect from the date of certification and for so long as such event or circumstances continue to subsist.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

Any determination, decision or election that may be made by us pursuant to this clause, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding in the absence of manifest error and may be made in our sole discretion and without consent from you, except, in each case, as expressly required pursuant to this clause.

Interest will be computed on a 360, 365 or 366-day basis as we may determine at our discretion.

If any day on which a rate of interest for a Facility is required to be determined is not an business day, the rate of interest on that Facility for that day will be the rate applicable to the immediately preceding business day.

Where a Facility is priced at an interbank rate, if that rate is less than zero, then that interbank rate shall be deemed to be zero.

7.	Security

The EFS Facilities and all monies owing shall be secured by:

(a)	Fresh first legal Mortgage of 39 Woodlands Close #08-11 Mega@Woodlands Singapore (the “Property”) for all monies which may be owing by you to us from time to time.

(b)	Existing first fixed Charge over all your rights, benefits, interests and titles under, in and to all your present and future contracts financed by us, and the receivables, contract proceeds and all monies from time to time standing to the credit in your account(s) with us.

(c)	Existing continuing personal joint and several Guarantee for all monies by Vivian Teo Jer Neng and Ho Teck Hong,

each of the documents referred to above shall hereinafter be referred to as a “Security Document” and each party (other than your company and us) to a Security Document shall hereinafter be referred to as a “Security Party”).

For avoidance of doubt, the aforementioned Security Documents shall secure all our existing banking facilities granted to you under our other Letter(s) of Offer, in addition to the securities mentioned under those Letter(s) of Offer.

For your information, our SGD Prime Lending Rate is currently at 5.25%per annum. Interest rates are subject to our review and may be amended from time to time at our discretion.

All other terms and conditions stipulated in the above-mentioned Letters of Offer (unless expressly amended, modified, cancelled or communicated to you in writing) shall remain unchanged.

A person who is not a party to this letter may not enforce its terms under the Contracts (Rights of Third Parties) Act of Singapore.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this letter within 14 days from the date hereof, together with a certified true extract of your Board Resolution, after which date, this offer shall lapse unless an extension has been requested for and agreed to by us.

We are pleased to be of continuing service to you.

Yours faithfully
for Maybank Singapore Limited

/s/ Sebastian Ng	/s/ Jaslyn Foo
Sebastian Ng	Jaslyn Foo
Head - Business Development	Business Development Manager
J. Sultan Business Centre	J. Sultan Business Centre

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

ACCEPTANCE

To:	Maybank Singapore Limited

We refer to your Supplemental Letter of Offer dated______________________,

We hereby:

(1)	Accept your offer of banking facilities on the terms and conditions above stated;

(2)	Authorise you to debit our account with your Branch below stated for all instalments, interest and/or other monies payable.

My/Our Account No	:
Branch	:	[Name of Branch]
My/Our solicitors are	:	[Name of law firm]______
Address__________
Telephone____________
Facsimile___________
Attention:____________

Yours faithfully

/s/ Ho Teck Hong		/s/ Vivian Teo Jer Heng
Signed by_______Ho Teck Hong_______________		Vivian Teo Jer Heng
For and on behalf of Vistek Pte Ltd

Date:	10/01/2022	10/1/2022

Company’s Rubber Stamp

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

Surety Confirmation

I/We refer to the Bank’s supplemental letter of offer dated _________________ (“Letter of Offer”).

I/We are aware of the facilities granted by the Bank in the Letter of Offer (“Facilities”) and I/we agree to stand as surety(ies) in accordance with the terms and conditions stated in the Letter of Offer and the security documents signed and provided by me/us (“Security Documents”). I/We understand that if the borrower named in the Letter of Offer (“Borrower”) fails to pay any amount under the Facilities granted in the Letter of Offer, the Bank has the right to require me/us to pay any outstanding amount under the Facilities, together with any interest rate charged on the Facilities and all other related costs, up to such amount as I /we have agreed to provide as security for the Facilities. I/We are aware that the Bank may require me/us to pay without taking any legal action against the Borrower or selling or otherwise disposing of any assets provided as collateral for the Facilities. In addition, I/we understand that the Bank can take legal action against me/us if I/we fail to pay the amount claimed by the Bank under the Facilities. I/We confirm that the terms of the Letter of Offer have been duly explained to me/us in a language I/we understand and that I/we fully understand the said terms. I/We further confirm that I/we signed the Letter of Offer voluntarily and without any undue influence. I/We understand and acknowledge that it is in my/ our best interests to obtain independent legal advice before stan·-Ag as surety(ies) for the Borrower in respect of the Facilities.

	/s/ Vivian Teo Jer Neng		/s/ Ho Teck Hong
Name:	Vivian Teo Jer Neng	Name:	Ho Teck Hong
NRIC:	S8278222B	NRIC:	S2557778G
Date:	10/1/2022	Date:	10/01/2022

Private & Confidential	Maybank Singapore Limited
Our Ref: CDU/ JL/21VISTPT	(UEN:20180419SC)
J.Sultan Business Centre
200Jalan Sultan, #01-02
15 December 2020	Textile Centre, Singapore199018
Tel;+65 6293 8982
Fax: +65 62921463
www.maybank2u.com.sg

Vistek Pte Ltd

39 Woodlands Close

#08-11 Mega@Woodlands

Singapore 737856

Dear Sirs and Madams

We are pleased to offer to you the following additional facility under the Enterprise Financing Scheme (“EFS Facilities”) on the terms and conditions stated in this Letter.

This Letter is in addition to and does not supersede our existing Letter(s) of Offer, as supplemented, modified or amended to date. The banking facilities offered in the aforementioned Letter(s) of Offer and the EFS Facilities are collectively the “Facilities”.

1.	EFS Facilities

	Facility type	Amount	Interest Rate

1.1	Term loan - Temporary Bridging Loan (“TL- TBL)	S$2,500,000	2% per annum

Tensure: 5 years from date of first drawdown

	Total	S$2,500,000

2.	Term Loan - Temporary Bridging Loan (“TL-TBL”)

2.1	Purpose

TL-TBL is for the purpose of financing your working capital requirement.

2.2	Facility Fee

A non-refundable facility fee of S$1,000 shall be chargeable and deductible by us from TL-TBL amount on the date of drawdown.

2.3	Drawdown

TL-TBL may be drawn down in one (1) tranche during the Availability Period.

Three (3) business days’ prior written notice must be given to us for drawdown.

Any amount undrawn at the end of the Availability Period shall deem to be cancelled.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

2.4	Repayment

Interest only shall be payable on the TL-TBL on a monthly basis for a period of twelve (12) months commencing from the date of disbursement of the TL-TBL (“Interest Servicing Period”).

The first monthly interest payment shall commence on the first day of the month following the first disbursement date of the TL-TBL and thereafter on the corresponding day of each subsequent month.

Upon expiry of the Interest Servicing Period, the first TL-TBL monthly instalment (comprising of principal and interest) of such amount as may be determined by us shall be repayable on the first day of the month from the Interest Servicing Period and on the corresponding day of each subsequent month.

For avoidance of doubt, all TL-TBL outstanding shall be repayable at the end of the fifth (5th) year from its first disbursement date.

2.5	Prepayment

Prepayment is allowed on interest payment dates in full orin multiples of S$5,000, upon giving us not less than seven (7) business days’ prior written notice.

No prepayment fee will beimposed.

Amounts prepaid will be applied towards reduction of the monthly instalments and may not thereafter be redrawn or re-borrowed.

2.6	Cancellation

After acceptance of this Letter of Offer, if the TL-TBL facility or any part thereof is:-

(i)	cancelled or aborted, and/or

(ii)	recalled, deem cancelled, unused or cancelled upon the occurrence of an event of default, and/or

(iii)	unutilised after the availability period,

a cancellation fee of 1% subject to a minimum of S$500 will becharged.

3.	Interest Rate

The interest rate is stated under Clause 1 above or such other rate as may be approved under the Enterprise Financing Scheme. Interest shall be calculated on a monthly rest in arrears basis and on the basis of a year of 360, 365 or 366 days as we may determine at our absolute discretion, and shall be payable on the first day of the month.

Notwithstanding the Interest Rate(s) stated in this Letter, the Interest Rate(s) may, at our absolute discretion, be reviewed from time to time and at any time, and any such review may result in the variation, increase or adjustment of the said Interest Rate(s) (including as the case may be substitution or replacement of any benchmark rate with such other rate as we may determine). If we revise the Interest Rate(s), we will notify you of the effective date of the revised Interest Rate(s).

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

4.	Default Interest/Term Charges

Default interest/term charges on (a) amount not paid on due date or upon demand, as the case may be and (b) any utilisation in excess of the approved limit shall be payable at the rate of 3.5% per annum above the rate payables/charges set out in Clause 1 above. We reserve the right to compound such default interest/term charges on such terms and conditions as we may determine at our absolute discretion.

Default interest/term charges, compounded on such basis as may be determined by us, is subject to our review and may be amended from time to time at our absolute discretion.

5.	Availability

5.1	The EFS Facilities will be available to you:

a.	subject to the availability of funds;

b.	upon completion of all legal documentation, legal searches and conditions precedents (where applicable); and

c.	upon our receipt of all relevant documents duly signed.

5.2	The first utilisation of the EFS Facilities shall be within one (1) month from the date of acceptance of this Letter (“Availability Period”). The Availability Period may be extended for such period as we may agree in writing at our discretion, failing which the EFS Facilities shall no longer be available and shall be cancelled.

6.	Use of EFS Facilities

All EFS Facilities granted in Singapore Dollars shall, unless otherwise agreed to by us, be utilised only in Singapore.

7.	Security

The EFS Facilities and all monies owing shall be secured by:

(a)	Fresh first fixed Charge over all your rights, benefits, interests and titles under, in and to all your present and future contracts financed by us, and the receivables, contract proceeds and all monies from time to time standing to the credit in your account(s) with us.

(b)	Fresh continuing personal joint and several Guarantee for all monies by Vivian Teo Jer Neng and Ho Teck Hong,

each of the documents referred to above shall hereinafter be referred to as a “Security Document” and each party (other than your company and us) to a Security Document shall hereinafter be referred to as a “Security Party”).

For avoidance of doubt, the aforementioned Security Documents shall secure all our existing banking facilities granted to you under our other Letter(s) of Offer, in addition to the securities mentioned under those Letter(s) of Offer.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

8.	Legal Documentation

The availability of the EFS Facilities is conditional upon the preparation, execution and delivery of relevant loan and security documentation in form and substance satisfactory to us and to our solicitors.

9.	Legal Searches

The EFS Facilities granted are subject to us being satisfied with the result of our winding-up, bankruptcy, causebook, title, property searches and all other searches and requisitions (where applicable), as we deem necessary. In the event any of these searches are unsatisfactory, we shall be entitled to cancel, recall or review the EFS Facilities.

10.	Conditions Precedent

10.1	Delivery of Documents

The delivery (where applicable) in form and substance satisfactory to us:

a.	A copy of the Board of Directors’ Resolutions of your company certified as true extract EITHER:- (i) by your director & another director/your company secretary OR (ii) by your company secretary duly authorising:

i.	the acceptance of the EFS Facilities upon the terms stated herein;

ii.	the appointment of an authorised signatory(ies) to execute on behalf of your company all legal documents, notices and any other documents connected with the EFS Facilities, and

iii.	that in the event that any legal document, notice or other document connected with the EFS Facilities is to be executed by your company as a deed, any director and the company secretary of your company or any one or more directors of your company be authorised to execute such legal document, notice or other document as a deed on behalf of your company in accordance with the Companies Act, Chapter 50 of Singapore and/or that the Common Seal of your company be affixed to such legal document, notice or other document in accordance with your company’s Constitution.

b.	A copy of your company’s Constitution certified as a true copy by your director/company secretary;

c.	A copy of your Certificate/ /Notice of Registration as a limited liability partnership certified as a true copy by your partner/manager, a copy of your Limited Liability Partnership Agreement (if any) certified as a true copy by your partner/manager, a copy of your annual declaration of solvency and a copy of the Resolutions of your partners certified as true copy by your partner/ manager duly authorising:

i.	the acceptance of the EFS Facilities upon the terms stated herein;

ii.	the appointment of an authorised signatory(ies) to execute on behalf of your partnership all legal documents, notices and any other documents connected with the EFS Facilities; and

iii.	that the persons named therein to sign all security documents to be given in our favour as security for the EFS Facilities and all other documents related thereto for and on behalf of your partnership in accordance with your Limited Liability Partnership Agreement.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

d.	where a security provider is a national of (i) Indonesia, (ii) Thailand (iii) thePhilippines, (iii) the People’s Republic of China (including residents from the Macau Special Administrative Region), (iv) Myanmar, and (v) Nigeria, spousal consent in such forms satisfactory to us;

e.	the Guarantee duly executed by the Guarantor(s) and where a Guarantor is an individual, a copy of the NRIC of the Guarantor;

f.	a declaration confirmation that the security providers have complied and/or will comply with the Bank Negara Malaysia’s (“BNM”) Foreign Exchange Administration Rules (“FEA Rules”), and/or where applicable, submission of evidence and relevant approval that the security providers have complied with the BNM’s Foreign Exchange Administration Rules.

g.	All insurance policies and assignments required by us and evidence of payment of all premiums, where applicable;

h.	A copy of the written approval from Enterprise Singapore of the EFS Facilities and your participation in the Enterprise Financing Scheme.

i.	All legal documentation and Security Documents where applicable, duly executed, stamped and/or registered with the relevant authority as may be necessary.

j.	Any other documents that we may reasonably require in connection with the EFS Facilities.

10.2	Opening of Account

A Maybank SGD savings or current account must be opened and maintained for the purpose of servicing TL-TBL during the tenure of the loan and for the purpose of debiting/crediting the account with the Bank/Branch for all instalments, interest, fees other charges and expenses payable and/or any monies entitled relating to the loan granted.

11.	Representations, Warranties and Undertakings

11.1	This offer is subject to your representing and warranting to us that:

a.	this Letter when accepted by you constitutes legal, valid and binding obligations on you and is enforceable in accordance with the terms herein;

b.	there are no proceedings pending before any court or to your knowledge threatened against or affecting you and no proceedings are before any government agency or administrative body pending to your knowledge threatened against you which adversely affect your financial condition or your ability to pay, when due, the principal of and interest on the EFS Facilities and any other sums that may become due and owing hereunder and to the best of your knowledge and belief, you have complied with all applicable statutes and regulations made thereunder and with the requirements of all government authorities having jurisdiction over you;

c.	you are not in default in the payment or performance of any of your obligations for borrowed money and no Event of Default referred to in the Events of Default paragraph below has otherwise occurred or is continuing or is anticipated;

d.	there is no law, ordinance, decree or similar enactment binding on you and no provision of any existing mortgage, trust deed, contract, licence franchise, concession or agreement binding on you which is contravened by the acceptance of the EFS Facilities on the terms and conditions set out in this Letter or which would be contravened by your performance or observance of any of the obligations herein;

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

e.	there is no material adverse changes in your or any Security Party’s circumstances or in the value of the security or any other factors materially affecting the EFS Facilities. You shall also warrant to inform us promptly in the event of such changes; and

11.2	Each of the representations and warranties contained in this paragraph shall survive this Letter and the utilisation of the EFS Facilities.

12.	Events of Default

12.1	Event of default

If any one or more of the following shall occur, that is to say:

a.	if you shall fail to pay on due date any amount hereunder or under the Facilities;

b.	if you or any Security Party shall default in the payment of any principal of or interest on any other obligation for borrowed money (whether or not to us) or under the Security Documents (as the case may be) beyond any period of grace provided in respect thereof and shall continue in default for a period of seven (7) days thereafter;

c.	if you or any Security Party shall be in breach of any representations or warranties herein or in the Security Documents or defaults in the due performance of any undertakings, conditions or obligations to be performed and observed hereunder (other than the payment of the amounts referred to in (a) above) or in the Security Documents (as the case may be) and such default, (if capable of being rectified) shall not be rectified for a period of seven (7) days after we have given you written notice of such default;

d.	(where you or the Security Party is an individual/firm/partnership) if you or any Security Party is adjudicated a bankrupt or a bankruptcy petition is presented against you or any Security Party or if you or any Security Party shall die or be under any legal incapacity;

e.	if a winding-up or judicial management petition or winding-up or judicial management order be presented or made against you or any Security Party;

f.	if any encumbrancer shall take possession or a receiver and/or manager or other similar officer is appointed of the whole of your or any Security Party’s property or assets;

g.	if a distress or execution is levied or enforced upon or sued out against any part of your or any Security Party’s property or assets and is not discharged within seven (7) days of being levied and we certify such an event to be materially prejudicial to our interest (such certification being conclusive and binding on you and/or that Security Party);

h.	if legal proceedings suits or actions of any kind whatsoever (whether criminal or civil) shall be instituted against you and/or any Security Party and if we have reviewed the matter with you and/or that Security Party, we are of the reasonable opinion that they will materially affect your and/or that Security Party’s ability to repay the amounts owing hereunder or under the Security Documents (as the case may be); or

i.	if a situation shall have arisen which in our reasonable opinion shall make it improbable that you and/ or any Security Party will be able to perform the obligations under this Letter and/or the Security Documents (as the case may be), then and in any of such event, we may by notice in writing to you declare the whole of the EFS Facilities for the time being outstanding and unpaid and interests/ commission/charges thereon hereunder and all other sums payable to be immediately due and payable (and such declaration shall be effective and be deemed to take effect from the date of such Event of Default) whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

12.2	Availability of EFS Facilities to Cease

In the event of an occurrence of an Event of Default before the EFS Facilities or any part thereof shall have been drawn down hereunder the Bank’s commitment hereunder shall automatically and forthwith cease to be available to you.

12.3	Indemnity

Without prejudice to the foregoing, you shall indemnify us and hold us harmless from and against any losses, costs, charges or expenses, whatsoever, legal or otherwise, which we may sustain, suffer or incur as a consequence of any Event of Default in respect of the non-payment of the principal amount of the EFS Facilities, or any portion thereof, or any interests/commissions/charges accrued thereon, or any other amounts payable thereunder, including but not limited to such amount as we may certify (such certification being accompanied by the basis and calculation thereof and being conclusive and binding upon you, save for manifest error) as being necessary to compensate us for (i) any actual loss of interests/commissions/charges incurred on account of such default from the date of such default to the date of payment of the amount in default, and (ii) any interests/commissions/charges or fees paid or payable on account of any funds borrowed in order to maintain any unpaid amount except to the extent that such interests/commissions/charges or fees are recovered under the provisions of this Letter.

13.	Expenses

All costs and expenses whatsoever including valuation costs, inspection costs, abortive costs, audit confirmation costs and legal costs and disbursements of whatsoever nature incurred by us shall be borne by you irrespective of whether the EFS Facilities or the Security is proceeded with or aborted for whatever reason. All costs and expenses including legal costs and expenses incurred by Enterprise Singapore and/or us in enforcing the payment of monies owing in respect of the EFS Facilities and/or the Security shall be payable by you on a full indemnity basis.

14.	Currency Indemnity

Any amount received or recovered by us in respect of any sum expressed to be due to us from you under this Letter and/or the Security Documents in a currency other than Singapore Dollars, whether as a result of, or the enforcement of, a judgement or order of a court or tribunal of any jurisdiction, shall only constitute a discharge to you to the extent of the amount in Singapore Dollars which we are able, in accordance with our usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount in the Singapore Dollars is less than the amount in Singapore Dollars due to us under this Letter and/or the Security Documents, you shall indemnify us against any loss sustained by us in that event. In any event, you shall indemnify us against the cost of making any such purchase.

15.	Change in Constitution

The mortgage of any property and/or any security mortgaged, charged or pledged to us or over which we have a lien or right of set-off or otherwise howsoever taken from time to time by us as security (“the securities”) shall continue to be binding and enforceable notwithstanding any change in your constitution (if a firm or a limited liability partnership) whether by death, insanity, retirement, expulsion, admission or any change in your partners or otherwise and notwithstanding that the firm or limited liability partnership no longer carries on the business or that the owner of the securities or any of the partners named in the securities ceases to be a partner of the firm or limited liability partnership or by any change howsoever in its constitutio .

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

16.	Review

Notwithstanding anything to the contrary contained herein, Enterprise Singapore and/or we may at our absolute discretion from time to time review and without prior notice, vary, decrease, restructure, withdraw, cancel and/or recall the EFS Facilities or any part thereof and/or require all or part of the monies outstanding under the EFS Facilities to be repaid.

17.	Taxes

Any goods and services tax or other levies now or hereafter imposed by law or required to be paid in respect of any monies payable to or to be received by us or any expenses to be incurred by us shall (except to the extent prohibited by law) be borne by you.

18.	Opportunity to Bid and Right to Match

In the event that you or any of your subsidiaries plan for listing or require any other investment banking services, we shall be informed of such requirements and we or our affiliate shall be given the opportunity to provide a bid, and to match the best offer, for the provision of advice on the listing or the investment banking services required.

19.	In-Principle Approval And Continued Participation in the Enterprise Financing Scheme

The EFS Facilities offered herein are approved by us under the Enterprise Financing Scheme which is subject to Enterprise Singapore reserving its rights to reject your continued participation in the Enterprise Financing Scheme at any time.

In the event that your continued participation in the Enterprise Financing Scheme is rejected by Enterprise Singapore, this offer herein shall lapse, and:

a.	where the EFS Facilities have been either fully or partially drawn down, you shall on demand refund any amount disbursed under the EFS Facilities together with interest compounded on a monthly basis and any other costs and expenses (including but not limited to legal costs on an indemnity basis) incurred by Enterprise Singapore and/or us in recovering the aforesaid amount; and/or

b.	we may at our absolute discretion offer to you replacement facilities on such terms and conditions as we may determine.

You irrevocably consent to us and our officers disclosing to Enterprise Singapore information and records relating to the EFS Facilities granted hereunder and your application therefor, and your facilities and account(s) with us.

20.	Enterprise Singapore Terms and Conditions

20.1	This offer is subject to the terms and conditions as may be approved and/or specified from time to time by Enterprise Singapore in its absolute discretion under the Enterprise Financing Scheme.

20.2	You declare and confirm that proceeds available from the EFS Facilities are not and will not be used for repayment of outstanding loans, including shareholder loans, inter-company loans, bank loans etc as imposed by Enterprise Singapore in its absolute discretion.

20.3	You shall at all times comply with all terms and conditions of or relating to the Enterprise Financing Scheme as may be determined from time to time by Enterprise Singapore in its absolute discretion.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

20.4	You shall at all times ensure that you meet the eligibility criteria (including those on shareholdings and ownership and turnover) as specified from time to time by Enterprise Singapore under the Enterprise Financing Scheme. You shall promptly inform us of any change exceeding 50% in your ownership (beneficial or legal) or any material change in your conditions (financial or otherwise) from the time of application for the EFS Facilities. In the event of such changes, we reserve the right to call for full repayment of the EFS Facilities (“ESG Eligibility Criteria”).

20.5	You shall promptly inform us of:

(a)	any change in your ownership (beneficial or legal); or

(b)	any material change in your conditions (financial or otherwise) from the time of application for the EFS Facilities; or

(c)	any change, circumstance or proposed action that may result in the changes referred to above or that may result in you not meeting the ESG Eligibility Criteria.

In the event of such above mentioned changes, we reserve the right to call for full repayment of the EFS Facilities and in such event, all monies and interest payable to us under this Letter shall immediately become due and payable.

21.	General Conditions

21.1	Audited Financials

You are required to submit to us your annual financial accounts as soon as available or not later than 180 days from your fiscal year-end date.

21.2	Change in Ownership and/or Financial Conditions

You shall promptly inform us of any material change in the ownership or the conditions (financial or otherwise) of your company or limited liability partnership, and in the event of such changes, we reserve the right to call for full immediate repayment of some or all the Facilities.

21.3	Credit of Advances

All advances are to be credited to your account maintained with us.

21.4	Right of Debit

We shall be entitled to debit your account for, where applicable, all facility fees, annual fees, late fees, monthly instalment due for the Facilities, interest and/or other monies payable.

21.5	Disclosure of Information

Without limitation to the Collection, Use or Disclosure of Information clause in the Terms and Conditions for Banking Facilities, you irrevocably consent to us and our officers disclosing to Enterprise Singapore and our related corporations including Malayan Banking Berhad and Malayan Banking Berhad, Singapore Branch information relating to the monies and other particulars relating to the EFS Facilities and your account(s) with us.

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

21.6	Standard Terms and Conditions

The Terms and Conditions for Banking Facilities (Form No. MSL-113-1118) annexed hereto and our operational documents or forms shall apply. In the event of any inconsistency between the terms in this Letter and that set out in the Terms and Conditions for Banking Facilities and/or the operational documents or forms, the terms in this Letter shall apply.

21.7	Other Documents

You are to submit to us any other document(s) that we may reasonably require in connection with the EFS Facilities and the Security.

22.	Special Conditions

(a)	You are required to submit to us your annual audited/ certified financial statements every year immediately after issuance but in any case not later than six (6) months after the close of your financial year. Without prejudice to any other rights and powers of the Bank, we shall at liberty suspend or cancel the EFS Facilities granted by us to you if your annual audited/certified financial statements are not submitted within the stipulated period.

(b)	In addition to Clause 20.2, you shall not use the proceeds of TL-TBL to make any dividend payments to shareholders.

(c)	You are to maintain a minimum tangible net worth of S$1,000,000 during the currency of the Facilities.

(d)	You are to maintain a gearing ratio of not exceeding 7x during the currency of the Facilities.

A person who is not a party to this Letter may not enforce its terms under the Contracts (Rights of Third Parties) Act of Singapore.

We trust that the above terms and conditions are acceptable to you.

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this Letter within 14 days from the date hereof together with a certified true extract of your Board Resolution in the form attached, after which date, this offer shall lapse unless a written request for an extension has been submitted to and agreed by us.

Yours faithfully
For Maybank Singapore Limited

/s/ Esther Leow	/s/ Liu Si Jian
Esther Leow	Liu Si Jian
Head	Head, Business Development
J Sultan Business Centre	J Sultan Business Centre

MAYBANK SINGAPORE LIMITED	Vistek Pte Ltd
Ref: CDU/JL/21VISTPT

ACCEPTANCE

To:	Maybank Singapore Limited

We refer to your letter of offer dated ___________________ (“Letter”).

Terms defined in the Letter shall have the same meaning when used herein.

We hereby:

1.	accept your offer of banking facilities on the terms and conditions stated in the Letter.

2.	authorise you to credit/debit our account with the Bank/ Branch below stated for, where applicable, any fees, net loan amount, late fees, payments, instalments, interest, insurance premium and/or other monies payable due under the Letter and the EFS Facilities.

Our account no	:	_________________

Bank/Branch	:	_________________

Our solicitors are	:	_________________

Yours faithfully

Ho Teck Hong
Signed by____________
For and on behalf of Vistek Pte lted

Date:___________________________

Company’s Stamp

VISTEK PTE LTD

BR200300608D

Extract of Directors’ Resolutions in writing passed on ____________ pursuant to the Company’s Constitution.

RESOLVED:

(1)	That it is in the best interests of the Company to obtain and accept the offer of banking facilities (“Facilities”) from Maybank Singapore Limited (“Maybank”) on such terms and conditions and on the security as set out in Maybank’s Letter of Offer dated 15th December 2020 (ref:CDU/EO(JL)!21VISTPT ), as may be supplemented, modified or amended from time to time (collectively referred to as “Letter of Offer”) and the transactions described therein.

(2)	That approval be and is hereby given for the Company to accept the Letter of Offer and execute the acceptance to the Letter of Offer.

(3)	That Ho Teck Hong or Vivian Teo Jer Neng , whose specimen signatures appear herein, be authorised to accept, execute, sign and deliver the acceptance to the Letter of Offer and any notices, letters, agreements, forms, security documents or other documents in relation to any of the Facilities, the Letter of Offer, the transactions described therein or any facility or service made available by Maybank from time to time in relation to any of the Facilities for and on behalf of the Company including but not limited to approving on behalf of the Company any amendments, additions, modifications and/or variations to the Facilities and the Letter of Offer (which approval shall be conclusively evidenced by t · signing or sealing thereof or a copy thereof)

	/s/ Ho Teck hong		/s/ Vivian Teo Jer Neng
Name:	Ho Teck hong	Name:	Vivian Teo Jer Neng
Title:	Director	Title:	Director

(4)	That in the event that any security document or other document or instrument is to be executed by the Company pursuant to or incidental to the Facilities and the Letter of Offer as a deed, any director and the company secretary of the Company or any one or more directors of the Company be authorised to execute such security document and such other document and instrument as a deed on behalf of the Company in accordance with the Companies Act, Chapter 50 of Singapore or the Common Seal of the Company be affixed to such security document and such other document and instrument in accordance with the Constitution of the Company.

Certified True Extract

Ho Teck Hong	Vivian Teo Jer Neng
(Authorised Signatory)	(Authorised Signatory)
Director: Ho Teck Hong	Director: Vivian Teo Jer Neng

Date: ____________________